Exhibit 10.1

DISCOUNTED PAYOFF AGREEMENT

This Discounted Payoff Agreement (this “Agreement”) is executed as of May 10, 2011, by and between CIT Healthcare LLC, (“Lender”), and Redpoint Bio Corporation (“Borrower”).

RECITALS:

A.            Borrower and Lender are parties to that certain Loan and Security Agreement dated as of September 25, 2008 (the “Loan Agreement”), pursuant to which Lender agreed to fund Loans to the Borrower in the maximum principal amount of Two Million Dollars ($2,000,000).  Capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Loan Agreement.

B.            As of the date hereof, the outstanding principal balance of the Loan is SIX HUNDRED THIRTY FOUR THOUSAND SEVEN HUNDRED EIGHTY EIGHT DOLLARS AND FORTY EIGHT CENTS ($634,788.48), together with accrued unpaid interest, fees, costs and expenses, all of which amounts are due and owing by Borrower.

C.            Borrower has requested that Lender agree to accept less than the full repayment of all such outstanding principal, accrued unpaid interest, fees, costs and expenses due and owing under the Loan Documents in full satisfaction of the Loans and Lender has agreed to do so upon the terms and subject to the agreements and conditions set forth in this Agreement.

D.            In consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.             Incorporation.  The forgoing recitals are true and correct, incorporated herein by reference, and made a contractual part hereof, being relied upon by Lender in entering into and performing this Agreement, and acknowledged by Borrower to be a material part of this Agreement.

2.                                       Discounted Payoff Amount.

(a)           On or before the Payoff Deadline (as defined herein), Borrower shall pay or cause to be paid to Lender FORTY-TWO THOUSAND SIX HUNDRED THIRTY-NINE DOLLARS AND FORTY-TWO CENTS ($42,639.42) (the “Payoff Amount”).  The Payoff Amount shall be paid to Lender’s account set forth below, at Borrower’s expense, by federal funds wire.

Bank:	JPMorgan/Chase Bank
Account Name:	CIT Healthcare
Account Number	5153557
ABA Number	021000021 (If ACH, then — 071000013)
Reference:	Redpoint Bio Corporation
Chicago, IL 60673-1218

(b)           If the Payoff Amount is not received by Lender by 2:00 p.m. (Eastern Time) on May 13, 2011 (the “Payoff Deadline”, TIME BEING OF THE ESSENCE WITH REGARD TO SUCH DATE), then this Agreement shall terminate and be of no further force or effect.

3.             Effect of Pay-Off.  Upon receipt by Lender of (i) the Payoff Amount in the manner set forth above, and (ii) a fully executed counterpart of this Agreement signed by Borrower (the time at which the foregoing conditions shall first be satisfied is herein referred to as the “Payoff Effective Time”), (a) all of Lender’s commitments to extend further credit to the Borrower under the Loan Agreement will automatically terminate, (b) the Loan Agreement and the other Loan Documents shall automatically terminate, (c) all liabilities, obligations and indebtedness of the Borrower to Lender shall be deemed satisfied in full and (d) all liens and security interests of Lender in any and all of the property (and any or all of the capital stock) of the Borrower and their subsidiaries shall be deemed released and terminated.  Notwithstanding anything contained in this paragraph, the Borrower understands and agrees that, as provided in the Loan Agreement, certain indemnities and covenants survive termination of the Loan Agreement (the “Contingent Liabilities”).

4.             Termination of Security Instruments.  In addition to the foregoing provided for in Section 3 above, upon the Payoff Effective Time, Borrower will be authorized to file any or all UCC financing statement terminations and to file and deliver to the appropriate parties all other release and termination documents necessary to terminate the perfection of Lender’s liens and security interests in the assets of Borrower.  Lender agrees that, at Borrower’s expense, Lender will take such further actions and execute and deliver such other documents and agreements as may be reasonably requested by Borrower to further evidence the satisfaction of the indebtedness under the Loan Documents and the release of any of Lender’s liens or security interests.

5.             Releases.

(a)         Release by Borrower.  Borrower, for itself and its successors and assigns hereby RELEASES and FOREVER WAIVES and DISCHARGES Lender and, as applicable, Lender’s past, present and future officers, directors, shareholders, members, partners, principals, managers, employees, agents, accountants, attorneys, insurers, representatives, trustees, administrators, beneficiaries, affiliates, subsidiaries, heirs, personal representatives, successors and assigns (individually and collectively, the “Lender Released Parties”) from any and all claims, liabilities, demands, damages, losses, debts, obligations, accounts, offsets, actions, causes of action, defenses, costs, fees and expenses of whatsoever kind or nature, whether in law or equity, whether known or unknown, whether disclosed or undisclosed, whether anticipated or unanticipated, whether asserted or unasserted, whether direct or indirect, whether contingent or liquidated, which Redpoint ever had, now has or may have in the future (collectively, the “Borrower Claims”) against all or any of the Lender Released Parties arising out of, or relating to the Loan, the Loan Documents and/or this Agreement.  Borrower hereby represents and warrants that it has not assigned or otherwise divested themselves of all or any part of the Borrower Claims being released hereby and that it hereby agrees to defend, indemnify and hold harmless any and all of the Lender Released Parties against whom any Borrower Claim so assigned or divested is asserted.

(b)        Release by Lender.  Contingent upon the full execution of this Agreement, and the receipt by Lender of the Payoff Amount, Lender, for itself and its successors and assigns hereby RELEASES and FOREVER WAIVES and DISCHARGES Borrower, and, as applicable, Borrower’s past, present and future officers, directors, shareholders, members, partners, principals, managers, employees, agents, accountants, attorneys, insurers, representatives, trustees, administrators, beneficiaries, affiliates, subsidiaries, heirs, personal representatives, successors and assigns (individually and collectively, the “Borrower Released Parties”) from any and all claims, liabilities, demands, damages, losses, debts, obligations, accounts, offsets, actions, causes of action, defenses, costs, fees and expenses of whatsoever kind or nature, whether in law or equity, whether known or unknown, whether disclosed or undisclosed, whether anticipated or unanticipated, whether asserted or unasserted, whether direct or indirect, whether contingent or liquidated, which Lender ever had, now has or may have in the future (collectively, the “Lender Claims”) against all or any of the Borrower Released Parties arising out of, or relating to the Loan, the Loan Documents and/or this Agreement other than (i) the Contingent Liabilities (as defined in Section 3 above) and (ii) claims or indebtedness related to a reinstatement of the Loan or any portion thereof as further described in Section 6 below).  Lender hereby represents and warrants that it has not assigned or otherwise divested itself of all or any part of the Lender Claims being released hereby and that it hereby agrees to defend, indemnify and hold harmless any and all of the Borrower Released Parties against whom any Lender Claim so assigned or divested is asserted.

6.             Reinstatement.  Notwithstanding anything to the contrary contained herein, in the event the Payoff Amount or any portion thereof is avoided, rescinded, set aside or must otherwise be returned or repaid by Lender, whether in any bankruptcy, reorganization, insolvency or similar proceeding involving Borrower, any of its subsidiaries or otherwise, the indebtedness intended to be repaid thereby shall be reinstated (without any further action by any party) and shall be enforceable against Borrower and its successors or assigns.  In such event, Borrower shall be and remain liable to Lender for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender with interest accruing thereon from and after the date such amount is so repaid or recovered.

7.             Effectiveness.  This Agreement shall become binding and effective only at such time as this Agreement shall have been executed and delivered by each of Borrower and Lender.

8.             Representations, Warranties, Covenants.  Each of Lender and Borrower represents to the other party that:

(a)         It has all requisite power and authority to execute, deliver, and perform all of their respective obligations under this Agreement.

(b)        The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of itself and will not (i) require any consent or approval of its shareholders, members or partners, whichever is applicable, that has not been obtained, or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it r any provision of its charter or bylaws, partnership agreement or operating agreement, whichever is applicable.

(c)         This Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equitable principles which may limit the availability of equitable remedies.

(d)        It (i) has been represented by competent counsel of its choice in the negotiation and execution of this Agreement; (ii) read and fully understood the terms hereof; (iii) has been afforded an opportunity to review, negotiate, and modify the terms of this Agreement and (iv) intends to be bound hereby.  In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

(c)         Effect on Loan Documents; No Waiver or Modification by Lender.  Except as expressly provided herein, (i) neither the provisions of, nor any performance under, this Agreement shall amend, modify, supplement, extend, renew, terminate, waive or release any of the Loan Documents, all of which shall continue in full force and effect and (ii) neither the execution and delivery of this Agreement by Lender nor any actions taken by Lender pursuant to the terms, conditions and provisions of this Agreement shall constitute a modification, waiver, termination, discharge, or abandonment of any term or provision of the Loan Agreement or any of the other Loan Documents, except as specifically set forth herein and then only until the Payoff Deadline (unless the Payoff Amount is received by Lender by the Payoff Deadline, in which case the Loan Documents shall terminate in accordance with the provisions hereof and thereof).  If Lender does not receive the full Payoff Amount by the Payoff Deadline, then this Agreement shall terminate and Lender shall have all remedies at law or equity or any other Loan Document.

9.             Notices.  Any and all notices given in connection with this Agreement shall be deemed adequately given if given in accordance with the requirements of the Loan Agreement.

10.           Counterparts; Facsimile Signatures, Non-Paper Records.  This Agreement may be signed or otherwise authenticated in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so authenticated, shall be deemed an original, but all such counterparts shall constitute one and the same Agreement.  Any signature or other authentication delivered by facsimile or electronic transmission shall be deemed to be an original signature hereto.  Each party who signs or otherwise authenticates this Agreement hereby:  (i) agrees that Lender may create a duplicate of this Agreement by storing an image of it in an electronic or other medium (hereinafter referred to as a “Non-Paper Record”); (ii) agrees that, after creating the Non-Paper Record, Lender may discard or destroy the original in reliance on this paragraph; (iii) agrees that the Non-Paper Record shall be treated as the original for all purposes; and (iv) expresses its present intent to adopt and accept the Non-Paper Record as an authenticated record of this Agreement.  This Agreement, when signed or authenticated pursuant to this Section shall be evidence of the existence of this Agreement and may be received in all courts and public spaces as conclusive evidence of the existence of this Agreement and that this Agreement was duly executed by the parties to this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

11.           Successors and Assigns; No Third Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, that; Borrower may not assign this Agreement, in whole or in part, without Lender’s prior express written consent, acting in Lender’s sole and absolute discretion.  No claims or rights are intended to be created hereunder for the benefit of any third-party beneficiary.

12.           Binding Agreement.  This Agreement shall be binding upon the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (a) permit the assignment of any of Borrower’s rights or obligations hereunder or (b) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto.

13.           Severability.  If any clause or provision of this Agreement is held to be illegal, invalid or unenforceable under any law applicable to the terms hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each such clause or provision of this Agreement that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

14.           Time of the Essence.  Time is of the essence in the execution and performance of this Agreement and of each provision hereof.

15.           Saturday, Sunday or Legal Holiday.  If any date set forth in this Agreement for the performance of any obligation by Borrower or Lender or for the delivery of any document or notice should be on other than a Business Day, the compliance with such obligation or delivery shall be deemed acceptable on the next following Business Day.

16.           Further Assurances.  Lender will, whenever and as often as shall be reasonably requested to do so by Borrower, and Borrower will, whenever and as often as shall be reasonably requested so to do by Lender, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary to complete the transaction herein contemplated and to carry out the intent and purposes of this Agreement.

17.           Amendments.  This Agreement shall not be amended except by a writing signed by each of Borrower and Lender.

18.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law, except as set forth in Section 5-1401 of the New York General Obligations Law.  In addition, Lender and Borrower each hereby consent and submit to the jurisdiction of the federal and state courts located in the County and City of New York, State of New York in any action or proceeding arising out of or related to this Agreement or the subject matter hereof and each party hereby waives (to the extent permitted by applicable law) any objection which it may now or in the future have to the laying of venue for any such action or proceeding in any such court.

19.           JURY WAIVER.  TO THE EXTENT PERMITTED PURSUANT TO APPLICABLE LAW, LENDER AND BORROWER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ANY ACTION OF ANY PARTY ARISING OUT OF OR RELATED IN ANY MANNER TO THIS AGREEMENT, THE LOAN OR THE LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).  THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

20.           Interpretation.  In this Agreement, unless the parties otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  In addition, the parties hereto acknowledge that each party and its counsel has reviewed this Agreement, and the parties hereby agree that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement as of the date first above written.

LENDER:

CIT HEALTHCARE LLC

By:	/s/ Martin A. Healey
	Name:	Martin A. Healey
	Title:	Director

BORROWER:

REDPOINT BIO CORPORATION

By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	CFO